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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-24505 and No. 33- 62209 and NO. 33-66822) of O.I. Corporation of our report dated February 5, 1996 appearing on page 14 of this Form 10-K.




PRICE WATERHOUSE LLP

Houston, Texas
February 28, 1996